UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): AUGUST 16, 2004

Ebix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Ebix, Inc. 1900 EAST GOLF ROAD, SCHAUMBURG, IL 60173

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (847) 789-3047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information in this Form 8-K (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 16, 2004, Ebix, Inc. announced its results of operations and financial position as of, and for the three and six month periods ended, June 30, 2004. The press release is attached hereto as Exhibit 99.1.

This reconciliation of EBITDA to net income (as determined under GAAP) contained in the earnings release was included inadvertantly, as the Company had determined to exclude, and did exclude, any discussion of EBITDA from the text of the release.  Accordingly, this inclusion of EBITDA is not an expression of management’s current belief that the presentation of this GAAP financial measure provides useful information to investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Richard J. Baum
Richard J. Baum Executive Vice President
- Finance & Administration, Chief
Financial Officer (principal financial
and accounting officer) and Secretary.

Dated: August 23, 2004